SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT CUSHING FUNDS TRUST

THIS SECOND AMENDMENT, dated as of the 28th day of November, 2012, to the Distribution Agreement dated as of October 1, 2010, as amended April 2, 2012 (the “Agreement”) is entered into by and between CUSHING FUNDS TRUST f/k/a CUSHING MLP FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor.”)

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

WHEREAS, the parties desire to amend the series of the Trust to add The Cushing Renaissance Advantage Fund and its fees, and to change the name of Trust; and

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Effective June 4, 2012, Cushing MLP Funds Trust became known as Cushing Funds Trust, a Delaware statutory trust.  Accordingly, all references to Cushing MLP Funds trust in the Agreement were replaced with Cushing Funds Trust.

Exhibit A of the Agreement shall be amended and replaced in its entirety by the amended Exhibit A (“Amended Exhibit A”) attached herein.

Exhibit B of the Agreement shall be amended and replaced in its entirety by the amended Exhibit B (“Amended Exhibit A”) attached herein.

Exhibit B-1, fees for The Cushing Renaissance Advantage Fund, is hereby added and attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

CUSHING FUNDS TRUST	QUASAR DISTRIBUTORS, LLC
By: /s/ Jerry V. Swank	By: /s/ James R. Schoenike
Name: Jerry V.Swank	Name: James R. Schoenike
Title: President	Title: President

CUSHING MLP ASSET MANAGEMENT, LP
By: /s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Cushing – 11/2012

Amended Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Cushing Funds Trust

Name of Series
The Cushing MLP Premier Fund
The Cushing Royalty Energy Income Fund
The Cushing Renaissance Advantage Fund

Cushing – 11/2012

Amended Exhibit B to the Distribution Agreement
QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES - FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund
Regulatory Distribution Annual Services Per Fund*
.5 basis points on assets
Base annual fee:
▪  $______ first fund
▪  $______ each additional fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
▪  FINRA Filings
         −  $______ /job for the first 10 pages (minutes if tape or video); $______ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪  Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
         −  $______ /job for the first 10 pages (minutes if tape or video); $______ /page (minute if tape or video)
        thereafter.
▪  FINRA Expedited Filing Service for 3 Day Turnaround
        −  $______for the first 10 pages (minutes if audio or video); $______ /page (minute if audio or video)
       thereafter. (FINRA may not accept expedited request.)
▪  Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
         −  $______ for the first 10 pages (minutes if audio or video); $______ /page (minute if audio or video) thereafter.

Licensing of Investment Advisor’s Staff (if desired)
▪  $______ /year per registered representative
▪  Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪  $______ /FINRA designated branch location
▪  Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪  Design - $______ /fact sheet, includes first production
▪  Production - $______ /fact sheet per production period
▪  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪  Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Chief Compliance Officer Support Fee* - $______/year

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪  Typesetting, printing and distribution of prospectuses and shareholder reports
▪  Production, printing, distribution, and placement of advertising, sales literature, and materials
▪  Engagement of designers, free-lance writers, and public relations firms
▪  Long-distance telephone lines, services, and charges
▪  Postage, overnight delivery charges
▪  FINRA registration fees [To include late U5 charge (if applicable)]
      (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪  Record retention
▪  Travel, lodging, and meals
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Cushing – 11/2012

Exhibit B-1 to the Distribution Agreement
QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE at November, 2012 – THE CUSHING RENAISSANCE ADVANTAGE FUND
Regulatory Distribution Annual Services Per Fund*

.5 basis point on average net assets over $______ million plus
Base annual fee:
▪  $______ /fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.

Standard Advertising Compliance Review
▪ $______ per communication piece for the first 10 pages (minutes if tape or video); $______ /page (minute if tape or video) thereafter.
▪ $______ FINRA filing fee per communication piece for the first 10 pages (minutes if tape or video); $______ /page (minute if tape or video) thereafter.
      (FINRA filing fee may not apply to all communication pieces)

Expedited Advertising Compliance Review
▪ $______ for the first 10 pages (minutes if audio or video); $______ /page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪ $______ FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $______ /page (minute if audio or video) thereafter.
(3 day turnaround IF accepted by FINRA, FINRA filing fee may not apply to all communication pieces)

Licensing of Investment Advisor’s Staff (if desired)
▪  $______ /year per registered representative
▪  Quasar sponsors the following licenses: Series 6, 7, 24, 26, 27, 63, 66
▪  $______ /FINRA designated branch location
▪  Plus all associated FINRA and state fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets
▪  Design - $______ /fact sheet, includes first production
▪  Production - $______ /fact sheet per production period
▪  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪  Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Chief Compliance Officer Support Fee*
▪  $______ /year

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪  Typesetting, printing and distribution of prospectuses and shareholder reports
▪  Production, printing, distribution, and placement of advertising, sales literature, and materials
▪  Engagement of designers, free-lance writers, and public relations firms
▪  Postage, overnight delivery charges
▪  FINRA registration fees [To include late U5 charge (if applicable)]
       (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪  Record retention
▪  Travel, lodging, and meals
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Cushing – 11/2012